Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Stock Incentive Plan, 2019 Employee Stock Purchase Plan, and Inducement Stock Option Awards (September 2021 – January 2022) of Fulcrum Therapeutics, Inc. of our report dated March 4, 2021, with respect to the consolidated financial statements of Fulcrum Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 26, 2022